UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2009, Julius Genachowski tendered his resignation from the Board of Directors (the “Board of Directors”) of Web.com Group, Inc. (the “Company”) and from all committees thereof, effective June 30, 2009 (the “Effective Date”).  Mr. Genachowski served on the Audit Committee, Nominating and Corporate Governance Committee and the Compensation Committee of the Board of Directors, and was the Chairman of the Compensation Committee.  Mr. Genachowski’s resignation is not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.  Rather, Mr. Genachowski’s resignation is a result of his nomination by President Obama for the chairmanship of the Federal Communications Commission and confirmation by the U.S. Senate.

Effective upon the Effective Date, the Board of Directors, pursuant to its authority under the Company’s Bylaws, has reduced the size of the Company’s Board of Directors to six (6) members and appointed Hugh M. Durden Chairman of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc. (Registrant)

Date: July 6, 2009	By:	/s/ Matthew P. McClure
Matthew P. McClure, Secretary